UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2010

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Director

On December 17, 2010, the Board of Directors (“Board”) of PPL Corporation (“PPL” or the “Company”) elected Steven G. Elliott a director of the Company, effective January 1, 2011, for a term expiring at the Company’s Annual Meeting of Shareowners in 2011.

Mr. Elliott has served since 2007 as Senior Vice Chairman of The Bank of New York Mellon Corporation.  Prior to that, from 1987 to 2007 he served in several senior financial management positions with Mellon Financial Corporation, serving most recently with that company as Senior Vice Chairman from 1998 to 2007.  Mr. Elliott is 64 years of age.

Mr. Elliott will serve as a member of the Board’s Audit Committee and Finance Committee.  The Board has determined that Mr. Elliott satisfies the requirements for “independence” as set forth in the Company’s Independence Guidelines and the applicable rules of the New York Stock Exchange and has also designated him as an audit committee financial expert, as defined by the rules of the Securities and Exchange Commission ("SEC").

As a non-employee director, Mr. Elliott will receive the same compensation paid to other non-employee directors of PPL in accordance with the policies and procedures previously approved by the Board for non-employee directors.  Effective January 1, 2011, the annual retainer paid to directors will be increased from $151,400 to $156,400, of which $104,500 will mandatorily be allocated to a deferred stock account under the Directors Deferred Compensation Plan, with the balance of $52,000 being payable in cash or deferrable at the director’s election.  In addition, the fee payable for attendance at each Board meeting will increase from $1,500 to $2,000.  All other fees for director services will remain unchanged from those described in the Company’s 2010 Proxy Statement.

There were no arrangements or understandings pursuant to which Mr. Elliott was elected, nor are there any relationships or related transactions between the Company and Mr. Elliott to be disclosed under applicable SEC rules.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

On December 20, 2010, the Company issued a press release announcing Mr. Elliott’s election.  A copy of that press release is furnished as Exhibit 99.1 to this Report.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	December 20, 2010 press release announcing the election of Steven G. Elliott as a director of PPL Corporation effective January 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

Dated:  December 21, 2010